Exhibit 10.20
AMENDMENT NUMBER TWO
TO THE
WYNDHAM WORLDWIDE CORPORATION
NON-EMPLOYEE DIRECTORS
DEFERRED COMPENSATION PLAN
          WHEREAS, Wyndham Worldwide Corporation (the “Company”), maintains the Wyndham Worldwide Corporation Non-Employee Directors Deferred Compensation Plan, as amended February 27, 2007 (the “Plan”);
          WHEREAS, pursuant to Section 13 of the Plan, the Company has reserved the right to amend the Plan;
          WHEREAS, the Company desires to amend the Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and regulations and guidance issued thereunder; and
          WHEREAS, approval by the Company’s stockholders is not required with respect to these amendments.
          NOW, THEREFORE, the Plan is hereby amended effective as of December 31, 2008, as follows:
1.	The last sentence of Section 9 of the Plan is hereby amended in its entirety as follows:
“Directors may be given the opportunity, as prescribed by the Committee, to change the timing and form (i.e., installments) of distribution of the amounts credited to Directors’ Accounts, provided, that:
     (A) such subsequent election will not become effective until at least twelve (12) months after the originally scheduled payment date set forth in this Section 9;
     (B) such subsequent election must delay payment for at least five (5) years beyond the originally scheduled payment date; and
     (C) such subsequent election is made at least twelve (12) months before the originally scheduled payment date.”

2.	Section 13 of the Plan is hereby amended by adding the following sentence to the end thereof:
“In all cases, the Plan shall be terminated in accordance with Code Section 409A.”
3.	A new Section 14 is hereby added to the Plan as follows:
“14. Section 409A. Although the Company does not guarantee to the Director any particular tax treatment relating to the payments under the Plan, it is intended that such payments comply with, Section 409A of Internal Revenue Code and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”), and the Plan shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A.
     (i) Installments. If under the Plan, an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.
     (ii) Separation From Service. A termination of service as a member of the Company’s Board of Directors shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of amounts or benefits subject to Code Section 409A unless such termination is also a “separation from service” as determined in accordance with Treasury Regulation § 1.409A-1(h)(1) (“Separation from Service”) and, for purposes of any such provision of the Plan, references to a “resignation,” “removal,” “termination of service” or like terms shall mean Separation from Service.
     (iii) Specified Employee. If a Participant is deemed on the date of termination of service to be a “specified employee”, within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology, then:
          (A) With regard to any payment or any distribution of equity that constitutes “deferred compensation” subject to Code Section 409A, payable upon Separation from Service, such payment or distribution shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of Participant’s Separation from Service or (ii) the date of Participant’s death; and

          (B) On the first day of the seventh month following the date of Participant’s Separation from Service or, if earlier, on the date of his death, (x) all payments or distributions delayed pursuant to this Section 14(iii)(B) (whether they would otherwise have been payable in a single sum or in installments in the absence of such delay), shall be paid or reimbursed to the Director in a lump sum, and any remaining payments and benefits due under the Plan shall be paid or provided in accordance with the normal dates specified for them herein.
[Signature Page Follows]

          IN WITNESS WHEREOF, this amendment has been executed December 31, 2008.

WYNDHAM WORLDWIDE CORPORATION
By:	/s/ Mary R. Falvey
Mary R. Falvey
Executive Vice President

4